Suite 770
                                                         100 West Liberty Street
                                                                     P.O. Box 30
                                                                  Reno, NV 89501
                                                                  (702) 786-1520
                                                                Fax 702 786-7091

                                                                  GRANT THORNTON
                                                      Accountants and Management
                                                                     Consultants

                                                         The U.S. Member Firm of
                                                    Grant Thornton International

         June 10, 1998



         Securities and Exchange Commission
         Washington, D.C. 20549

         Re:      NDS Software, Inc.
                  File No. 000-23835

         Dear Sir or Madam:

         We have read Part II, Item 3 of the Form 10-SB of NDS Software, Inc. dated February 25, 1998, and agree with the statements contained therein.

         Very truly yours,

         /s/ Grant Thornton LLP